English version for informative purposes

ASSETS BAILMENT AGREEMENT (The "Agreement") ENTERED INTO BY AND BETWEEN MR. JAIME MUGUIRO PEÑA, BY HIS OWN RIGHT HEREINAFTER REFERRED TO AS THE "BAILOR" AND THE MINING COMPANY SILVER DRAGON MINING DE MEXICO, S.A. DE C.V. REPRESENTED BY MR. JUAN CARLOS GALVAN PASTORIZA HEREINAFTER REFERRED TO AS THE "BAILEE" PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

I. BAILOR declares:

a) That he is and individual of Mexican Nationality, married, and registered before the Federal Taxpayers Registry under number MUPJ 341006 001.

b) That he is the only legal owner of the assets described in Exhibit I of this agreement (hereinafter the "Assets") which are located in Guadalupe Victoria, Durango, State of Durango.

c) That he whishes to grant in bailment to BAILEE the ASSETS with a Purchase Option under the terms of this Agreement.

II. BAILEE through its legal representative declares that:

a) Is a Mexican Mining Company formed and existing under the Mexican Federal Laws and registered at the Public Registry of Commerce of the City of Durango, Durango under the commercial file No. 250, dated January 19th, 2006 and since it was recently incorporated its still in the process of being registered before the Public Registry of Mining.

b) That Mr. Juan Carlos Alberto Galvan Pastoriza is the legal representative of the BAILEE having sufficient authorities to represent it and oblige it under the terms and conditions of this Agreement, which have not been modified nor limited in anyway whatsoever.

c) That it wishes to receive from BAILOR the ASSETS in bailment and exercise the Purchase Option the ASSETS under the terms of this Agreement.

d) That it has reviewed the characteristics and condition of the ASSETS, and confirmed that they are in good physical status and in good condition of use.

III. Both parties declare that:

a) As of March 1st, 2006, they entered into an Assignment Agreement over several Mining Concessions (the "Assignment Agreement") regarding the Concessions (as defined in the Assignment Agreement) where the ASSETS are located, whereby the BAILEE (as Assignee) committed to make several installments payments in favor of BAILOR (as Assignor) due to the assignment of the Concessions.

Pursuant to the above Recitals, the parties agree to enter into this Agreement subject to the following:

CLAUSES

1. Bailment with Purchase Option:

1.1 The BAILOR whereby grants and delivers to BAILEE the free and exclusive use of the ASSETS, and the BAILEE receives them to its entire satisfaction, serving this Agreement as the broadest receipt applicable according to law.

1.2 BAILOR will maintain at all times title over the ASSETS, and therefore BAILEE will not be able to impose any liens over the ASSETS nor in any way restrict or vary their status.

1.3 BAILOR agrees to grant to BAILEE a PURCHASE OPTION over the ASSETS which can be exercised by BAILEE by means of a written notice within the following 30 days as of the date BAILEE pays to BAILOR the total price set forth in the Assignment Agreement, in which case, both parties must execute the corresponding Assets Purchase Agreement over the ASSETS under the purchase price of USD$1,000.00 plus the applicable value added tax (15%) corresponding to the amount of US$150.00. Such Assets Purchase Agreement must be executed by the parties within the following 15 days as of the date BAILEE notifies BAILOR its intention to exercise its PURCHASE OPTION right. The parties agreed that the price set forth for the purchase of the ASSETS is fair and therefore it does not represent any illegal enrichment, fraud, lesion or other defects that could invalid or nullify the Agreement.

1.4 Parties agree that until full payment of the price provided in the Assignment Agreement, this Bailment Agreement cannot be terminated by the BAILOR nor revoke the PURCHASE OPTION granted to the BAILEE. Therefore, while this Bailment Agreement is in force, BAILOR will not be allowed to sale, transfer or encumber in any way the ASSETS nor grant any rights over the ASSETS to any third parties, with the purposes of avoiding any restriction to the right of use of the ASSETS under this Agreement and the PURCHASE OPTION granted to BAILEE.

1.5 BAILOR represents and warrants:

a) That the execution and performance of this Agreement does not infringe any prior agreements with third parties and that it is not required for BAILOR to notify or obtain any type of authorization for the execution and performance of this Agreement.

b) That he is the legal owner and has valid title over the ASSETS, and that they are free from any liens or encumbrances and updated on the payment of any kind of duties that may correspond.

a) That he does not have any knowledge about any demand, claim or legal proceeding that could affect the ASSETS or the validity of this Agreement.

b) That the ASSETS were used, possessed and operated by the BAILOR in accordance with applicable laws, rules and without infringing any third parties' rights.

c) That the BAILOR is in compliance with his fiscal obligations and will be obliged to pay to the Tax Authorities the taxes that are generated due to the assignment and the eventual sale of the ASSETS, if applicable.

2. VARIOUS

2.1 This Agreement and its Exhibits are the total Agreement between the parties in connection with the ASSETS. Therefore both parties agree that this Agreement substitutes any other prior agreement or covenant in connection with the ASSETS.

2.2 In the event that any condition or provision of this Agreement is considered as totally or partially illegal, void or contrary to any law or rule, such shall not be deemed as part of the Agreement, without affecting the remainder of the other conditions and provisions of this Agreement which shall remain in full force and effect.

2.3 Any modification to this Agreement will not be valid unless by mutual written consent of the parties.

2.4 The SELLER is obliged to release, indemnify and hold the BAILEE harmless from any penalties, claims, demands, notifications, or any other acts whether from Federal, Local or Municipal authorities or any other third party originated by any cause prior to the execution of this Agreement.

3. Governing Law and Jurisdiction.

3.1 For everything related to the interpretation and performance of this Agreement both parties agree to submit themselves to the applicable Laws of Mexico and the competent Courts of the City of Durango, waiving to any other forum that may correspond to them due to their present or future domiciles.

4. Notifications

4.1 Both parties designate the following addresses for the effects of this Agreement and all related notices:

THE BAILOR
Mr. Jaime Muguiro Peña

Circuito Primavera No. 283
Fraccionamiento Providencia
Durango, Durango.
México, C.P. 34178

THE BAILEE
Silver Dragon Mining de México, S.A. de C.V.
Alonso de Pacheco No. 130,
Fracc. Del Lago
Durango, Durango
México, C.P. 34080
Attention: Lic. JUAN CARLOS GALVAN PASTORIZA

4.3 Notifications under this Agreement will be valid if sent in writing by registered mail, return receipt or personally delivered to the consignee. They will be effective as of the date received by the consignee.

4.4 Any party can modify its address above, provided that the interested party delivers to the other party a writing notice with 15 days in advance to the effective date of such address change.

5. HEADINGS

5.1 The headings of this Agreement are for reference only and they shall not affect the meaning or interpretation of this Agreement's provisions.

IN WITNESS of the above, both parties execute this Agreement as of March 2, 2006, in the City of Durango, State of Durango.

BAILOR

___________________
Mr. Jaime Muguiro Peña

BAILEE

______________________________________________
SILVER DRAGON MINING DE MÉXICO, S.A. DE C.V.
By: Mr. JUAN CARLOS GALVAN PASTORIZA

Exhibit I
ASSETS